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                                                                    Exhibit 23.6

        CONSENT OF DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION

     We hereby consent to (i) the inclusion of our opinion letter, dated the date hereof, to the Board of Directors of Hudson Food, Inc. (the "Company"), as Annex II to the Proxy Statement/Prospectus of the Company relating to the proposed merger of Hudson into Tyson Foods, Inc. ("Tyson") and (ii) all references to DLJ in the sections captioned "SUMMARY--Opinion of Financial Advisor to Hudson" and "THE MERGER--Recommendation of the Hudson Board of Directors" and "--Opinion of Financial Advisor to Hudson" which forms a part of this Registration Statement on Form S-4. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.


                                                DONALDSON, LUFKIN & JENRETTE
                                                  SECURITIES CORPORATION


                                                By: /s/ Robert J. McMullan
                                                   -----------------------------
New York, New York                                 Robert J. McMullan
December 8, 1997                                   Senior Vice President